EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Universal Health Services, Inc.:

We consent to use of our report dated February 18, 2004, with respect to the consolidated balance sheets of Universal Health Services, Inc. as of December 31, 2003 and December 31, 2002, and the related consolidated statements of income, common stockholders’ equity and cash flows for the years then ended, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 15, 2004